Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

(in millions, except per share data and as noted)	2008 Q4		2008 Q3	2008 Q2		2008 Q1		2007 Q4
Earnings (Reported Basis)
Net Interest Income	$1,802.4		$1,806.6	$1,727.8		$1,811.9		$1,762.3
Non-Interest Income	1,368.3	(2)	1,696.9 (2)	1,622.3	(2),(10)	2,056.5	(2),(7),(8)	2,158.3 (6)

Total Revenue (1)	3,170.7		3,503.5	3,350.1		3,868.4		3,920.6
Provision for Loan Losses	2,098.9		1,093.9	829.1		1,079.1		1,294.2
Marketing Expenses	264.9		267.4	288.1		297.8		358.2
Restructuring Expenses	52.8		15.3	13.6		52.8		27.8
Goodwill Impairment Charge	810.9	(12)	—	—		—		—
Operating Expenses (3)	1,629.3		1,527.5	1,517.9		1,471.7	(4)	1,749.2 (4)

Income (Loss) Before Taxes	(1,686.1)		599.4	701.4		967.0		491.2
Tax Rate	17.2%		35.6%	34.1%		34.6%		34.5%
Income (Loss) From Continuing Operations, Net of Tax	$(1,396.3)		$385.8	$462.5		$632.6		$321.6
Loss From Discontinued Operations, Net of Tax (5)	(25.2)		(11.7)	(9.6)		(84.1	)(9)	(95.0)

Net Income (Loss)	$(1,421.5)		$374.1	$452.9		$548.5		$226.6

Net Income (Loss) Available to Common Shareholders (F)	$(1,454.3)		$374.1	$452.9		$548.5		$226.6

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$(3.67)		$1.03	$1.24		$1.71		$0.85
Loss From Discontinued Operations	$(0.07)		$(0.03)	$(0.03)		$(0.23)		$(0.25)

Net Income (Loss)	$(3.74)		$1.00	$1.21		$1.48		$0.60
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$(3.67)		$1.03	$1.24		$1.70		$0.85
Loss From Discontinued Operations	$(0.07)		$(0.03)	$(0.03)		$(0.23)		$(0.25)

Net Income (Loss)	$(3.74)		$1.00	$1.21		$1.47		$0.60
Dividends Per Common Share	$0.375		$0.375	$0.375		$0.375		$0.03
Tangible Book Value Per Common Share (period end)	$28.24		$31.63	$30.77		$29.94		$29.00
Stock Price Per Common Share (period end)	$31.89		$51.00	$38.01		$49.22		$47.26
Total Market Capitalization (period end)	$12,411.6		$19,833.9	$14,280.4		$18,442.7		$17,623.3
Common Shares Outstanding (period end)	389.2		388.9	375.7		374.7		372.9
Shares Used to Compute Basic EPS	389.0		372.9	372.3		370.7		375.6
Shares Used to Compute Diluted EPS	389.0		374.3	373.7		372.3		378.4

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$99,335		$98,778	$97,950		$99,819		$97,785
Average Earning Assets	$137,799		$133,277	$131,629		$127,820		$127,242
Average Assets	$161,976		$156,958	$154,288		$149,460		$150,926
Average Interest Bearing Deposits	$93,144		$84,655	$78,675		$74,167		$72,074
Total Average Deposits	$104,093		$95,328	$89,522		$84,779		$83,813
Average Equity	$26,658	(14)	$25,046	$24,839		$24,569		$24,733
Return on Average Assets (ROA)	(3.45)%		0.98%	1.20%		1.69%		0.85%
Return on Average Equity (ROE)	(20.95)%		6.16%	7.45%		10.30%		5.20%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$101,018		$97,965	$97,065		$98,356		$101,805
Total Assets	$165,945		$154,783	$150,978		$150,428		$150,202
Interest Bearing Deposits	$97,327		$88,248	$81,655		$76,624		$71,715
Total Deposits	$108,621		$98,913	$92,407		$87,695		$82,761

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	(1)%		18%	(19)%		11%		34%
Non Interest Income Growth (annualized)	(77)%		18%	(84)%		(19)%		2%
Revenue Growth (annualized)	(38)%		18%	(54)%		(5)%		16%
Net Interest Margin	5.23%		5.42%	5.25%		5.67%		5.54%
Revenue Margin	9.20%		10.51%	10.18%		12.11%		12.32%
Risk Adjusted Margin (B)	6.17%		7.90%	7.77%		9.71%		10.28%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	7.84	%(13)	7.33%	7.43%		7.30%		8.73%
Efficiency Ratio (C)	59.74	%(13)	51.23%	53.91%		45.74%		53.75%

Asset Quality Statistics (Reported) (A)
Allowance	$4,524		$3,520	$3,311		$3,273		$2,963
Allowance as a % of Reported Loans Held for Investment	4.48%		3.59%	3.41%		3.33%		2.91%
Net Charge-Offs	$1,045		$872	$793		$767		$650
Net Charge-Off Rate	4.21%		3.53%	3.24%		3.07%		2.66%
Delinquency Rate (30+ days)	4.37%		3.85%	3.43%		3.26%		3.66%

Full-time equivalent employees (in thousands)	23.7		23.5	24.0		25.4		27.0

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2008 Q4		2008 Q3		2008 Q2		2008 Q1		2007 Q4
Earnings (Managed Basis)
Net Interest Income	$2,767.9		$2,889.3		$2,788.0		$2,976.8		$3,000.5
Non-Interest Income	1,183.2	(2)	1,325.6	(2)	1,302.0	(2),(10)	1,606.7	(2),(7),(8)	1,566.2 (6)

Total Revenue (1)	3,951.1		4,214.9		4,090.0		4,583.5		4,566.7
Provision for Loan Losses	2,879.3		1,805.3		1,569.0		1,794.2		1,940.3
Marketing Expenses	264.9		267.4		288.1		297.8		358.2
Restructuring Expenses	52.8		15.3		13.6		52.8		27.8
Goodwill Impairment Charge	810.9	(12)	—		—		—		—
Operating Expenses (3)	1,629.3		1,527.5		1,517.9		1,471.7	(4)	1,749.2 (4)

Income (Loss) Before Taxes	(1,686.1)		599.4		701.4		967.0		491.2
Tax Rate	17.2%		35.6%		34.1%		34.6%		34.5%
Income (Loss) From Continuing Operations, Net of Tax	$(1,396.3)		$385.8		$462.5		$632.6		$321.6
Loss From Discontinued Operations, Net of Tax (5)	(25.2)		(11.7)		(9.6)		(84.1	)(9)	(95.0)

Net Income (Loss)	$(1,421.5)		$374.1		$452.9		$548.5		$226.6

Net Income (Loss) Available to Common Shareholders (F)	$(1,454.3)		$374.1		$452.9		$548.5		$226.6

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$146,586		$147,247		$147,716		$149,719		$148,362
Average Earning Assets	$182,660		$179,753		$179,421		$175,709		$175,652
Average Assets	$207,240		$204,694		$203,308		$198,516		$200,658
Return on Average Assets (ROA)	(2.70)%		0.75%		0.91%		1.27%		0.64%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$146,937		$147,346		$147,247		$148,037		$151,362
Total Assets	$209,907		$203,452		$200,420		$199,362		$198,908
Tangible Assets (D)	$197,404		$190,141		$187,059		$185,962		$185,428
Tangible Common Equity (E)	$10,990		$12,301		$11,560		$11,220		$10,814
Tangible Common Equity to Tangible Assets Ratio	5.57%		6.47	%(11)	6.18%		6.03%		5.83%
% Off-Balance Sheet Securitizations	31%		34%		34%		34%		33%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	(17)%		15%		(25)%		(3)%		28%
Non Interest Income Growth (annualized)	(43)%		7%		(76)%		10%		13%
Revenue Growth (annualized)	(25)%		12%		(43)%		1%		23%
Net Interest Margin	6.06%		6.43%		6.22%		6.78%		6.83%
Revenue Margin	8.65%		9.38%		9.12%		10.43%		10.40%
Risk Adjusted Margin (B)	4.65%		5.86%		5.70%		7.06%		7.45%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	5.31	%(13)	4.92%		4.93%		4.87%		5.76%
Efficiency Ratio (C)	47.94	%(13)	42.58%		44.16%		38.61%		46.15%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$1,826		$1,583		$1,533		$1,482		$1,296
Net Charge-Off Rate	4.98%		4.30%		4.15%		3.96%		3.49%
Delinquency Rate (30+ days)	4.49%		3.99%		3.64%		3.56%		3.87%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2008—$591.0 million, Q3 2008—$445.7 million, Q2 2008—$476.0 million, Q1 2008—$407.6 million, and Q4 2007—$379.4 million.

(2)	Includes the impact from the decrease in fair value of the interest-only strips of $131.0 million in Q4 2008, $66.7 million in Q3 2008 and $71.0 million in Q2 2008. In Q1 2008 the Company recorded an increase of $42.8 million to its interest-only strips.

(3)	Includes core deposit intangible amortization expense of $46.0 million in Q4 2008, $47.3 million in Q3 2008, $48.5 million in Q2 2008, $49.8 million in Q1 2008, and $51.1 million in Q4 2007 and integration costs of $3.2 million in Q4 2008, $10.3 million in Q3 2008, $27.4 million in Q2 2008, $28.9 million in Q1 2008, and $28.6 million in Q4 2007.

(4)	In Q4 2007, the Company recognized a pre-tax charge of approximately $140 million for liabilities in connection with the Visa antitrust lawsuit settlement with American Express and estimated possible damages in connection with other pending Visa litigation. In Q1 2008, the Company, in connection with the Visa initial public offering (IPO), reversed approximately $91 million of these legal liabilities.

(5)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, realizing an after tax loss of $898.0 million. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.

(6)	During the fourth quarter 2007, the Company completed the sale of its interest in a relationship agreement to develop and market consumer credit products in the Spanish Market and recorded a gain related to this sale of approximately $30 million in non-interest income.

(7)	In Q1 2008 the Company recorded a gain of $109.0 million in non-interest income from the redemption of 2.5 million shares related to the Visa IPO.

(8)	In Q1 2008 the Company repurchased approximately $1.0 billion of certain senior unsecured debt, recognizing a gain of $52.0 million in non-interest income. The Company initiated the repurchases to take advantage of the current rate environment and replaced the borrowings with lower-rate unsecured funding.

(9)	In Q1 2008 the Company recorded a pre-tax expense of $104.2 million in discontinued operations to cover expected future claims made under representations and warranties provided by the Company on loans previously sold to third parties by GreenPoint’s mortgage origination operation. See also note (5) above.

(10)	In Q2 2008 the Company elected to convert and sell 154,991 shares of MasterCard class B common stock. The Company recognized gains of $44.9 million in non-interest income from this transaction.

(11)	The Q3 2008 TCE ratio reflects the issuance of 15,527,000 shares on September 30, 2008 at $49 per share.

(12)	In Q4 2008 the Company recorded impairment of goodwill in its Auto Finance sub-segment of $810.9 million.

(13)	Excludes the impact of the goodwill impairment of $810.9 million.

(14)	Average equity includes the impact of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. The Company issued 3,555,199 preferred shares and 12,657,960 warrants to purchase common shares, while receiving proceeds of $3.56 billion. The allocated fair value for the preferred shares and the warrants to purchase common shares was $3.06 billion and $491.5 million, respectively. The warrants to purchase common shares are included in paid-in capital on the balance sheet.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets.

(E)	Includes stockholders’ equity less preferred shares less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same.

(F)	Net income (loss) available to common shareholders equals net income (loss) less dividends on preferred shares.

(G)	Earnings per share is based on net income (loss) available to common shareholders.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2008 Q4		2008 Q3	2008 Q2	2008 Q1	2007 Q4 (6)
Local Banking:
Interest Income	$1,512,139		$1,519,217	$1,489,612	$1,575,325	$1,707,377
Interest Expense	869,723		895,481	899,907	1,008,371	1,122,841

Net interest income	$642,416		$623,736	$589,705	$566,954	$584,536
Non-interest income	189,814		215,701	192,758	215,469	206,002
Provision for loan losses	214,154		81,052	92,043	60,394	42,665
Other non-interest expenses	628,110		622,697	587,211	605,351	589,943
Income tax provision	(3,512)		47,491	36,123	40,837	54,328

Net income (loss)	$(6,522)		$88,197	$67,086	$75,841	$103,602

Loans Held for Investment	$45,082,981		$44,662,818	$44,270,734	$44,197,085	$43,972,795
Average Loans Held for Investment	$44,810,117		$44,319,475	$44,250,451	$43,887,387	$43,128,767
Core Deposits (2)	$67,546,102		$64,386,336	$63,407,571	$62,811,696	$62,977,637
Total Deposits	$78,938,391		$75,045,812	$74,245,677	$73,387,227	$73,089,284
Loans Held for Investment Yield	6.08%		6.25%	6.35%	6.75%	7.02%
Net Interest Margin—Loans (3)	2.11%		1.98%	1.99%	1.92%	1.87%
Net Interest Margin—Deposits (4)	2.12%		2.18%	2.04%	1.93%	2.05%
Efficiency Ratio (5)	75.47%		74.18%	75.05%	77.37%	74.63%
Net charge-off rate	0.90%		0.46%	0.34%	0.31%	0.29%
Non Performing Loans	$565,791		$430,211	$359,017	$249,055	$178,385
Foreclosed Assets	63,970		41,290	29,607	24,790	14,058

Non Performing Assets (9)	$629,761		$471,501	$388,624	$273,845	$192,443
Non Performing Loans as a % of Loans Held for Investment	1.25%		0.96%	0.81%	0.56%	0.41%
Non Performing Asset Rate (9)	1.40%		1.06%	0.88%	0.62%	0.44%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.61%		5.62%	5.31%	5.52%	5.47%
Number of Active ATMs	1,311		1,310	1,303	1,297	1,288
Number of Locations	738		739	740	745	742

National Lending (8):
Interest Income	$3,104,769		$3,251,446	$3,181,773	$3,530,017	$3,670,404
Interest Expense	921,542		1,019,911	1,014,244	1,121,434	1,231,978

Net interest income	$2,183,227		$2,231,535	$2,167,529	$2,408,583	$2,438,426
Non-interest income	1,151,066		1,195,622	1,164,810	1,226,114	1,370,655
Provision for loan losses	2,602,101		1,678,513	1,470,642	1,677,220	1,777,327
Goodwill impairment charge	810,876	(10)	—	—	—	—
Other non-interest expenses	1,201,764		1,176,396	1,236,567	1,279,171	1,361,709
Income tax provision	(169,060)		200,626	217,496	236,203	229,084

Net income (loss)	$(1,111,388)		$371,622	$407,634	$442,103	$440,961

Loans Held for Investment	$101,147,134		$101,922,850	$102,201,802	$103,003,402	$106,508,443
Average Loans Held for Investment	$101,038,849		$102,142,752	$102,629,246	$104,973,633	$104,321,485
Core Deposits (2)	$2,219		$2,171	$1,954	$2,171	$1,599
Total Deposits	$1,459,131		$1,650,507	$1,644,241	$1,774,690	$2,050,861
Loans Held for Investment Yield	12.29%		12.73%	12.40%	13.45%	14.07%
Net Interest Margin	8.64%		8.74%	8.45%	9.18%	9.35%
Revenue Margin	13.20%		13.42%	12.99%	13.85%	14.61%
Risk Adjusted Margin	6.54%		7.57%	7.31%	8.51%	9.88%
Non-Interest Expenses as a % of Average Loans Held for Investment	4.76	%(11)	4.61%	4.82%	4.87%	5.22%
Efficiency Ratio (5)	36.04	%(11)	34.33%	37.11%	35.19%	35.75%
Net charge-off rate	6.66%		5.85%	5.67%	5.34%	4.73%
Delinquency Rate (30+ days)	5.93%		5.43%	4.87%	4.73%	5.17%
Number of Loan Accounts (000s)	44,816		45,314	45,812	48,065	48,537

Other:
Net interest income	$(57,763)		$34,059	$30,761	$1,313	$(22,449)
Non-interest income	(157,700)		(85,764)	(55,594)	165,102	(10,425)
Provision for loan losses	63,043		45,705	6,342	56,598	120,376
Restructuring expenses	52,839		15,306	13,560	52,759	27,809
Other non-interest expenses	64,354		(4,193)	(17,737)	(115,004)	155,746
Income tax provision (benefit)	(117,284)		(34,493)	(14,776)	57,451	(113,854)

Net income (loss)	$(278,415)		$(74,030)	$(12,222)	$114,611	$(222,951)

Loans Held for Investment	$706,639		$760,078	$774,724	$836,041	$881,179
Core Deposits (2)	$27,067,784		$20,800,890	$14,800,701	$10,729,004	$6,107,779
Total Deposits	$28,223,267		$22,216,655	$16,517,143	$12,533,025	$7,621,031

Total:
Interest Income	$4,205,821		$4,346,261	$4,270,572	$4,628,257	$4,863,246
Interest Expense	1,437,941		1,456,931	1,482,577	1,651,407	1,862,733

Net interest income	$2,767,880		$2,889,330	$2,787,995	$2,976,850	$3,000,513
Non-interest income	1,183,180		1,325,559	1,301,974	1,606,685	1,566,232
Provision for loan losses	2,879,298		1,805,270	1,569,027	1,794,212	1,940,368
Restructuring expenses	52,839		15,306	13,560	52,759	27,809
Goodwill impairment charge	810,876		—	—	—	—
Other non-interest expenses	1,894,228		1,794,900	1,806,041	1,769,518	2,107,398
Income tax provision	(289,856)		213,624	238,843	334,491	169,558

Net income (loss)	$(1,396,325)		$385,789	$462,498	$632,555	$321,612

Loans Held for Investment	$146,936,754		$147,345,746	$147,247,260	$148,036,528	$151,362,417
Core Deposits (2)	$94,616,105		$85,189,397	$78,210,226	$73,542,871	$69,087,015
Total Deposits	$108,620,789		$98,912,974	$92,407,061	$87,694,942	$82,761,176

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOCAL BANKING SEGMENT FINANCIAL & STATISTICAL INFORMATION

(in thousands)	2008 Q4	2008 Q3	2008 Q2	2008 Q1	2007 Q4
Loans Held for Investment:

Commercial Lending
Commercial and Multi-Family Real Estate	$13,382,909	$13,043,369	$12,948,037	$12,655,900	$12,414,263
Middle Market	10,081,823	9,768,420	8,923,233	8,695,171	8,288,476
Small Ticket Commercial Real Estate	2,609,123	2,695,570	2,746,931	2,840,594	2,948,402
Specialty Lending	3,547,287	3,634,212	3,693,532	3,546,200	3,396,100

Total Commercial Lending	$29,621,142	$29,141,571	$28,311,733	$27,737,865	$27,047,241

Small Business Lending	$4,747,783	$4,580,299	$4,555,432	$4,588,500	$4,612,500

Consumer Lending
Mortgages	$7,187,805	$7,402,290	$7,803,032	$8,214,624	$8,513,216
Branch Based Home Equity & Other Consumer	3,773,397	3,782,342	3,887,936	3,938,849	4,095,228

Total Consumer Lending	$10,961,202	$11,184,632	$11,690,968	$12,153,473	$12,608,444
Other	$(247,146)	$(243,684)	$(287,399)	$(282,753)	$(295,390)

Total Loans Held for Investment	$45,082,981	$44,662,818	$44,270,734	$44,197,085	$43,972,795

Non Performing Asset Rates (9):

Commercial Lending
Commercial and Multi-Family Real Estate	1.20%	1.06%	0.87%	0.46%	0.24%
Middle Market	0.43%	0.26%	0.31%	0.42%	0.41%
Small Ticket Commercial Real Estate	6.67%	4.49%	2.74%	1.62%	0.54%
Specialty Lending	1.05%	0.38%	0.25%	0.18%	0.18%

Total Commercial Lending	1.40%	1.03%	0.79%	0.53%	0.32%

Small Business Lending	1.79%	1.14%	1.17%	1.00%	1.06%

Consumer Lending
Mortgages	1.55%	1.41%	1.22%	0.81%	0.54%
Branch Based Home Equity & Other Consumer	0.46%	0.40%	0.39%	0.35%	0.30%

Total Consumer Lending	1.18%	1.07%	0.95%	0.66%	0.46%

Total Non Performing Asset Rate	1.40%	1.06%	0.88%	0.62%	0.44%

Net Charge Off Rates:

Commercial Lending
Commercial and Multi-Family Real Estate	1.15%	0.14%	0.10%	0.02%	0.02%
Middle Market	0.48%	0.15%	0.05%	0.15%	0.12%
Small Ticket Commercial Real Estate	0.90%	0.10%	(0.03)%	0.30%	0.21%
Specialty Lending	0.47%	0.26%	0.16%	0.05%	0.15%

Total Commercial Lending	0.82%	0.16%	0.08%	0.09%	0.09%

Small Business Lending	1.12%	1.17%	0.91%	0.97%	0.63%

Consumer Lending
Mortgages	0.48%	0.50%	0.35%	0.11%	0.19%
Branch Based Home Equity & Other Consumer	1.34%	1.01%	1.02%	1.21%	1.04%

Total Consumer Lending	0.78%	0.67%	0.57%	0.46%	0.46%

Total Net Charge Off Rate	0.90%	0.46%	0.34%	0.31%	0.29%

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUB-SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1), (8)

	2008		2008	2008	2008	2007
(in thousands)	Q4		Q3	Q2	Q1	Q4 (6)
US Card:
Interest Income	$2,179,456		$2,240,896	$2,132,284	$2,433,665	$2,548,929
Interest Expense	570,751		624,858	608,655	689,951	780,985

Net interest income	$1,608,705		$1,616,038	$1,523,629	$1,743,714	$1,767,944
Non-interest income	1,018,689		1,027,918	1,010,177	1,070,831	1,163,795
Provision for loan losses	2,000,928		1,240,580	1,099,453	1,120,025	1,195,469
Non-interest expenses	896,572		872,588	910,619	938,860	976,118
Income tax provision	(94,537)		185,775	183,307	264,481	261,492

Net income (loss)	$(175,569)		$345,013	$340,427	$491,179	$498,660

Loans Held for Investment	$70,944,581		$69,361,743	$68,059,998	$67,382,004	$69,723,169
Average Loans Held for Investment	$69,643,290		$68,581,983	$67,762,384	$68,544,190	$67,727,632
Loans Held for Investment Yield	12.52%		13.07%	12.59%	14.20%	15.05%
Net Interest Margin	9.24%		9.43%	8.99%	10.18%	10.44%
Revenue Margin	15.09%		15.42%	14.96%	16.42%	17.31%
Risk Adjusted Margin	8.01%		9.29%	8.70%	10.58%	12.47%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.15%		5.09%	5.38%	5.48%	5.76%
Efficiency Ratio (5)	34.12%		33.00%	35.94%	33.36%	33.29%
Net charge-off rate	7.08%		6.13%	6.26%	5.85%	4.84%
Delinquency Rate (30+ days)	4.78%		4.20%	3.85%	4.04%	4.28%
Purchase Volume (7)	$25,217,781		$26,536,070	$26,738,213	$24,543,082	$28,230,725
Number of Loan Accounts (000s)	37,436		37,916	38,415	40,611	41,044

Auto Finance:
Interest Income	$622,244		$635,305	$666,499	$690,919	$687,389
Interest Expense	255,501		265,804	276,911	289,357	300,133

Net interest income	$366,743		$369,501	$389,588	$401,562	$387,256
Non-interest income	12,846		14,607	15,672	16,110	14,888
Provision for loan losses	437,572		244,078	230,614	408,251	429,247
Goodwill impairment charge	810,876	(10)	—	—	—	—
Non-interest expenses	127,075		117,677	123,021	136,169	144,301
Income tax (benefit) provision	(71,290)		7,824	18,069	(44,362)	(58,963)

Net income (loss)	$(924,644)		$14,529	$33,556	$(82,386)	$(112,441)

Loans Held for Investment	$21,481,911		$22,306,394	$23,401,160	$24,633,665	$25,128,352
Average Loans Held for Investment	$21,954,587		$22,857,540	$24,098,881	$25,047,501	$24,920,380
Loans Held for Investment Yield	11.34%		11.12%	11.06%	11.03%	11.03%
Net Interest Margin	6.68%		6.47%	6.47%	6.41%	6.22%
Revenue Margin	6.92%		6.72%	6.73%	6.67%	6.45%
Risk Adjusted Margin	1.24%		1.73%	2.88%	2.69%	2.46%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.32	% (11)	2.06%	2.04%	2.17%	2.32%
Efficiency Ratio (5)	33.48	% (11)	30.64%	30.36%	32.60%	35.88%
Net charge-off rate	5.67%		5.00%	3.84%	3.98%	4.00%
Delinquency Rate (30+ days)	9.91%		9.32%	7.62%	6.42%	7.84%
Auto Loan Originations	$1,476,136		$1,444,291	$1,513,686	$2,440,227	$3,623,491
Number of Loan Accounts (000s)	1,634		1,665	1,710	1,763	1,771

International:
Interest Income	$303,069		$375,245	$382,990	$405,433	$434,086
Interest Expense	95,290		129,249	128,678	142,126	150,860

Net interest income	$207,779		$245,996	$254,312	$263,307	$283,226
Non-interest income	119,531		153,097	138,961	139,173	191,972
Provision for loan losses	163,601		193,855	140,575	148,944	152,611
Non-interest expenses	178,117		186,131	202,927	204,142	241,290
Income tax provision	(3,233)		7,027	16,120	16,084	26,555

Net income (loss)	$(11,175)		$12,080	$33,651	$33,310	$54,742

Loans Held for Investment	$8,720,642		$10,254,713	$10,740,644	$10,987,733	$11,656,922
Average Loans Held for Investment	$9,440,972		$10,703,229	$10,767,981	$11,381,942	$11,673,473
Loans Held for Investment Yield	12.84%		14.02%	14.23%	14.25%	14.87%
Net Interest Margin	8.80%		9.19%	9.45%	9.25%	9.70%
Revenue Margin	13.87%		14.91%	14.61%	14.14%	16.28%
Risk Adjusted Margin	8.02%		9.01%	8.54%	8.84%	10.67%
Non-Interest Expenses as a % of Average Loans Held for Investment	7.55%		6.96%	7.54%	7.17%	8.27%
Efficiency Ratio (5)	54.42%		46.64%	51.60%	50.72%	50.78%
Net charge-off rate	5.84%		5.90%	6.07%	5.30%	5.61%
Delinquency Rate (30+ days)	5.51%		5.24%	5.35%	5.12%	4.79%
Purchase Volume (7)	$2,346,969		$2,857,975	$2,879,223	$2,716,060	$2,966,350
Number of Loan Accounts (000s)	5,747		5,733	5,687	5,691	5,722

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT AND NATIONAL LENDING SUB-SEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this financial and statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint's held for investment commercial and consumer loan portfolio results are included in continuing operations.

(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

(3)	Net Interest Margin—Loans equals net interest income earned on loans divided by average managed loans.

(4)	Net Interest Margin—Deposits equals net interest income earned on deposits divided by average deposits.

(5)	Efficiency Ratio equals non-interest expenses divided by total managed revenue.

(6)	Certain prior period amounts have been reclassified to conform with current period presentation.

(7)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(8)	In Q1 2008 the Company reorganized its National Lending sub-segments from U.S. Card, Auto Finance and Global Financial Services to U.S. Card and Other National Lending. The U.S. Card sub-segment contains the results of the Company’s domestic credit card business, small business lending and the installment loan business. The Other National Lending subsegment contains the results of the Company’s auto finance business and the Company’s international lending businesses. Components of the Other National Lending sub-segment are separately disclosed. Segment and sub-segment results have been restated for all periods presented.

(9)	Non performing assets is comprised of non performing loans and foreclosed assets. The non performing asset rate equals non performing assets divided by the sum of loans held for investment plus foreclosed assets.

(10)	In Q4 2008 the Company recorded impairment of goodwill in its Auto Finance sub-segment of $810.9 million.

(11)	Excludes the impact of the goodwill impairment of $810.9 million recorded in the Auto Finance component of National Lending.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended December 31, 2008

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments (1)	Total Managed (2)
Income Statement Measures (3)
Net interest income	$1,802,397	$965,483	$2,767,880
Non-interest income	1,368,286	(185,106)	1,183,180

Total revenue	3,170,683	780,377	3,951,060
Provision for loan and lease losses	2,098,921	780,377	2,879,298
Net charge-offs	$1,045,912	$780,377	$1,826,289

Balance Sheet Measures
Loans held for investment	$101,017,771	$45,918,983	$146,936,754
Total assets	$165,980,505	$43,961,156	$209,941,661
Average loans held for investment	$99,334,890	$47,251,262	$146,586,152
Average earning assets	$137,818,202	$44,861,288	$182,679,490
Average total assets	$162,035,538	$45,264,163	$207,299,701
Delinquencies	$4,417,823	$2,178,400	$6,596,223

(1)	Income statement adjustments reclassify the net of finance charges of $1,285.1 million, past-due fees of $200.1 million, other interest income of $(48.2) million and interest expense of $471.5 million; and net charge-offs of $780.4 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of Dec 31 2008	As of Sept 30 2008	As of Dec 31 2007
Assets:
Cash and due from banks	$2,047,839	$3,511,558	$2,377,287
Federal funds sold and resale agreements	636,752	1,435,521	1,766,762
Interest-bearing deposits at other banks	4,806,752	673,662	677,360

Cash and cash equivalents	7,491,343	5,620,741	4,821,409
Securities available for sale	31,003,271	26,969,471	19,781,587
Mortgage loans held for sale	68,462	98,900	315,863
Loans held for investment	101,017,771	97,965,351	101,805,027
Less: Allowance for loan and lease losses	(4,523,960)	(3,519,610)	(2,963,000)

Net loans held for investment	96,493,811	94,445,741	98,842,027
Accounts receivable from securitizations	6,342,754	4,980,823	4,717,879
Premises and equipment, net	2,313,106	2,305,286	2,299,603
Interest receivable	827,909	750,717	839,317
Goodwill	12,022,577	12,815,642	12,830,740
Other	9,417,272	6,815,792	6,141,944

Total assets	$165,980,505	$154,803,113	$150,590,369

Liabilities:
Non-interest-bearing deposits	$11,293,852	$10,665,286	$11,046,549
Interest-bearing deposits	97,326,937	88,247,688	71,714,627
Senior and subordinated notes	8,308,843	8,278,856	10,712,706
Other borrowings	14,869,648	15,962,072	26,812,969
Interest payable	676,398	508,091	631,609
Other	6,892,394	5,529,580	5,377,797

Total liabilities	139,368,072	129,191,573	126,296,257

Stockholders' Equity:
Preferred stock	3,096,466	—	—
Common stock	4,384	4,383	4,192
Paid-in capital, net	17,278,102	16,752,078	15,860,490
Retained earnings and cumulative other comprehensive income	9,399,368	12,020,490	11,582,816
Less: Treasury stock, at cost	(3,165,887)	(3,165,411)	(3,153,386)

Total stockholders' equity	26,612,433	25,611,540	24,294,112

Total liabilities and stockholders' equity	$165,980,505	$154,803,113	$150,590,369

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	Dec 31 2008	Sept 30 2008	Dec 31 2007	Dec 31 2008	Dec 31 2007
Interest Income:
Loans held for investment, including past-due fees	$2,306,796	$2,347,480	$2,536,779	$9,460,378	$9,500,128
Securities available for sale	367,902	317,274	256,364	1,224,012	950,972
Other	94,123	107,042	167,051	427,609	627,056

Total interest income	2,768,821	2,771,796	2,960,194	11,111,999	11,078,156

Interest Expense:
Deposits	684,756	624,319	686,174	2,512,040	2,906,351
Senior and subordinated notes	92,519	96,568	159,878	444,854	577,128
Other borrowings	189,149	244,264	351,895	1,006,390	1,064,832

Total interest expense	966,424	965,151	1,197,947	3,963,284	4,548,311

Net interest income	1,802,397	1,806,645	1,762,247	7,148,715	6,529,845
Provision for loan and lease losses	2,098,921	1,093,917	1,294,210	5,101,040	2,636,502

Net interest income (loss) after provision for loan and lease losses	(296,524)	712,728	468,037	2,047,675	3,893,343

Non-Interest Income:
Servicing and securitizations	590,948	875,718	1,271,396	3,384,468	4,840,677
Service charges and other customer-related fees	557,331	576,762	573,034	2,232,363	2,057,854
Mortgage servicing and other	14,048	39,183	(5,700)	105,038	166,776
Interchange	129,409	148,076	152,595	562,117	500,484
Other	76,550	57,152	167,015	459,985	488,432

Total non-interest income	1,368,286	1,696,891	2,158,340	6,743,971	8,054,223

Non-Interest Expense:
Salaries and associate benefits	574,199	571,686	622,101	2,335,737	2,592,534
Marketing	264,943	267,372	358,182	1,118,208	1,347,836
Communications and data processing	196,924	176,720	189,415	755,989	758,820
Supplies and equipment	130,038	126,781	146,267	519,687	531,238
Occupancy	112,492	96,483	91,675	377,192	322,510
Restructuring expense	52,839	15,306	27,809	134,464	138,237
Goodwill impairment charge	810,876	—	—	810,876	—
Other	615,632	555,858	699,758	2,157,874	2,386,835

Total non-interest expense	2,757,943	1,810,206	2,135,207	8,210,027	8,078,010

Income (loss) from continuing operations before Income taxes	(1,686,181)	599,413	491,170	581,619	3,869,556
Income taxes	(289,856)	213,624	169,558	497,102	1,277,837

Income (loss) from continuing operations, net of tax	(1,396,325)	385,789	321,612	84,517	2,591,719
Loss from discontinued operations, net of tax (1)	(25,221)	(11,650)	(95,044)	(130,515)	(1,021,387)

Net income (loss)	$(1,421,546)	$374,139	$226,568	$(45,998)	$1,570,332

Net income (loss) available to common shareholders	$(1,454,269)	$374,139	$226,568	$(78,721)	$1,570,332

Basic earnings per common share
Income (loss) from continuing operations	$(3.67)	$1.03	$0.85	$0.14	$6.64
Loss from discontinued operations	(0.07)	(0.03)	(0.25)	(0.35)	(2.62)

Net Income (loss) per common share	$(3.74)	$1.00	$0.60	$(0.21)	$4.02

Diluted earnings per common share
Income (loss) from continuing operations	$(3.67)	$1.03	$0.85	$0.14	$6.55
Loss from discontinued operations	(0.07)	(0.03)	(0.25)	(0.35)	(2.58)

Net Income (loss) per common share	$(3.74)	$1.00	$0.60	$(0.21)	$3.97

Dividends paid per common share	$0.375	$0.375	$0.03	$1.50	$0.11

(1)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 12/31/08			Quarter Ended 9/30/08			Quarter Ended 12/31/07
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$99,334,890	$2,306,796	9.29%	$98,778,393	$2,347,480	9.51%	$97,784,813	$2,536,779	10.38%
Securities available for sale	28,961,247	367,902	5.08%	25,780,669	317,274	4.92%	20,102,440	256,364	5.10%
Other	9,502,781	94,123	3.96%	8,717,921	107,042	4.91%	9,355,161	167,051	7.14%

Total earning assets	$137,798,918	$2,768,821	8.04%	$133,276,983	$2,771,796	8.32%	$127,242,414	$2,960,194	9.31%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$9,874,696	$28,460	1.15%	$9,292,819	$30,263	1.30%	$4,674,490	$30,443	2.61%
Money market deposit accounts	28,556,264	171,891	2.41%	26,914,607	187,740	2.79%	28,745,701	270,943	3.77%
Savings accounts	7,275,816	11,774	0.65%	7,759,024	16,243	0.84%	8,172,510	32,520	1.59%
Other consumer time deposits	33,712,504	337,651	4.01%	26,733,531	262,101	3.92%	16,374,958	183,570	4.48%
Public fund CD’s of $100,000 or more	1,213,364	7,323	2.41%	1,305,438	8,233	2.52%	1,902,442	23,126	4.86%
CD’s of $100,000 or more	9,508,463	104,134	4.38%	9,084,740	89,192	3.93%	8,335,941	97,335	4.67%
Foreign time deposits	3,002,402	23,523	3.13%	3,564,449	30,547	3.43%	3,868,444	48,237	4.99%

Total interest-bearing deposits	$93,143,509	$684,756	2.94%	$84,654,608	$624,319	2.95%	$72,074,486	$686,174	3.81%
Senior and subordinated notes	8,034,423	92,519	4.61%	8,282,536	96,568	4.66%	10,682,635	159,878	5.99%
Other borrowings	16,428,096	189,149	4.61%	22,368,976	244,264	4.37%	26,671,101	351,895	5.28%

Total interest-bearing liabilities	$117,606,028	$966,424	3.29%	$115,306,120	$965,151	3.35%	$109,428,222	$1,197,947	4.38%

Net interest spread			4.75%			4.97%			4.93%

Interest income to average earning assets			8.04%			8.32%			9.31%
Interest expense to average earning assets			2.81%			2.90%			3.77%

Net interest margin			5.23%			5.42%			5.54%

(1)	Average balances, income and expenses, yields and rates are based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (2)

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 12/31/08			Quarter Ended 9/30/08			Quarter Ended 12/31/07
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$146,586,152	$3,808,363	10.39%	$147,247,398	$3,974,375	10.80%	$148,362,338	$4,512,219	12.17%
Securities available for sale	28,961,247	367,902	5.08%	25,780,669	317,274	4.92%	20,102,440	256,364	5.10%
Other	7,112,807	29,558	1.66%	6,724,730	54,612	3.25%	7,186,892	94,663	5.27%

Total earning assets	$182,660,206	$4,205,823	9.21%	$179,752,797	$4,346,261	9.67%	$175,651,670	$4,863,246	11.07%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$9,874,696	$28,460	1.15%	$9,292,819	$30,263	1.30%	$4,674,490	$30,443	2.61%
Money market deposit accounts	28,556,264	171,891	2.41%	26,914,607	187,740	2.79%	28,745,701	270,943	3.77%
Savings accounts	7,275,816	11,774	0.65%	7,759,024	16,243	0.84%	8,172,510	32,520	1.59%
Other consumer time deposits	33,712,504	337,651	4.01%	26,733,531	262,101	3.92%	16,374,958	183,570	4.48%
Public fund CD’s of $100,000 or more	1,213,364	7,323	2.41%	1,305,438	8,233	2.52%	1,902,442	23,126	4.86%
CD’s of $100,000 or more	9,508,463	104,134	4.38%	9,084,740	89,192	3.93%	8,335,941	97,335	4.67%
Foreign time deposits	3,002,402	23,523	3.13%	3,564,449	30,547	3.43%	3,868,444	48,237	4.99%

Total interest-bearing deposits	$93,143,509	$684,756	2.94%	$84,654,608	$624,319	2.95%	$72,074,486	$686,174	3.81%
Senior and subordinated notes	8,034,423	92,519	4.61%	8,282,536	96,568	4.66%	10,682,635	159,878	5.99%
Other borrowings	16,428,096	189,149	4.61%	22,368,976	244,264	4.37%	26,671,101	351,895	5.28%
Securitization liability	45,610,272	471,517	4.14%	48,069,177	491,780	4.09%	49,847,555	664,786	5.33%

Total interest-bearing liabilities	$163,216,300	$1,437,941	3.52%	$163,375,297	$1,456,931	3.57%	$159,275,777	$1,862,733	4.68%

Net interest spread			5.69%			6.10%			6.40%

Interest income to average earning assets			9.21%			9.67%			11.07%
Interest expense to average earning assets			3.15%			3.24%			4.24%

Net interest margin			6.06%			6.43%			6.83%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

			Press Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Tatiana Stead	Julie Rakes
703.720.2455	703.720.2455	703.720.2352	804.284.5800

FOR IMMEDIATE RELEASE: January 22, 2009

Capital One Reports 2008 Net Loss of $.21 per common share (diluted), including Goodwill Impairment

2008 Earnings of $2.28 per common share from Continuing Operations

Fourth quarter net loss of $3.74 per common share, including goodwill impairment;

fourth quarter net loss of $1.59 per common share from continuing operations

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The company added $1.0 billion to allowance for loan losses in anticipation of increasing charge-offs in 2009. Allowance as a percent of reported loans increased 90 basis points in the fourth quarter of 2008 to 4.5 percent.

•	The company recognized an $810.9 million non-cash impairment of goodwill in conjunction with its revised outlook for its Auto Finance business.
•	Total deposits at December 31, 2008 were $108.6 billion, up 31.2 percent from the prior year and up 9.8 percent from the third quarter of 2008, with stable deposit margins.
•	Readily available liquidity increased to $40 billion, up from $32 billion at the end of the third quarter.
•	Capital ratios remain strong – tangible common equity to tangible managed assets, or “TCE ratio”, of 5.57 percent; Tier 1 risk-based capital ratio of 13.6 percent.

McLean, Va. (Jan 22, 2009) – Capital One Financial Corporation (NYSE: COF) today announced a net loss for the full year 2008 of $46.0 million, or $.21 per common share (diluted), compared with earnings of $1.6 billion, or $3.97 per common share (diluted) in 2007. Net income from continuing operations, excluding the non-cash goodwill impairment, was $895.4 million, or $2.28 per common share (diluted) for 2008. For the fourth quarter of 2008, the company reported a net loss of $1.4 billion, or $3.74 per common share (diluted), compared with net income of $226.6 million, or $0.60 earnings per common share (diluted), in the fourth quarter of 2007, and compared to net income in the third quarter of 2008 of $374.1 million, or $1.00 per common share (diluted).

Net income from continuing operations excludes the loss from discontinued operations related to the shutdown of GreenPoint Mortgage in August 2007.

“The economic downturn was the key driver of our fourth quarter and full year results, and we expect that the recession will continue to impact our results throughout 2009,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Our solid balance sheet positions us to continue navigating through these increasing cyclical headwinds and deliver value over the cycle.”

Total Company Results

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The company added $1.0 billion to allowance for loan losses in anticipation of increasing charge-offs in 2009. The fourth quarter allowance was built on the assumption that the U.S. unemployment rate will increase to 8.7 percent by the end of 2009 and that, on average; home prices in the U.S. will decline an additional 10 percent by the end of the year. The total allowance for loan losses is now $4.5 billion, which is consistent with an outlook for $8.6 billion in managed net charge-offs for the next twelve months through the fourth quarter of 2009, and brings the coverage ratio for reported loans up significantly to

4.5 percent at the end of the fourth quarter of 2008.

•	Total managed revenues of $16.8 billion in 2008 were essentially even with 2007, while fourth quarter 2008 managed revenues were 6.3 percent lower as compared to the third quarter of 2008.

•	Total deposits at December 31, 2008 were $108.6 billion, up 31.2 percent from the prior year and up 9.8 percent from the third quarter of 2008, with stable deposit margins.

•	Managed loans held for investment of $146.9 billion at December 31, 2008 declined 0.3 percent, from the third quarter of 2008, and were down 2.9 percent from December 31, 2007.

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Ongoing efficiency efforts lowered non-interest expense for continuing operations, excluding non-cash goodwill impairment, by $676 million in 2008 versus 2007, which drove the efficiency ratio down from 47.30 percent in 2007 to 43.14 percent in 2008.

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Tangible common equity to tangible managed assets or “TCE ratio” remains strong at 5.57 percent, and the Tier 1 risk-based capital ratio of 13.6 percent continues to be well above the regulatory minimum.

“We have built our allowance in anticipation of further degradation in the economy, grown readily available liquidity to record levels, and are maintaining healthy capital ratios that are resilient to a range of economic outcomes,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “These factors make our balance sheet the financial bedrock of our company and bolster our capacity to operate through this challenging economy.”

Segment Results

Local Banking Segment highlights

Credit performance worsened in the quarter as the widening recession took hold in the company’s local markets, impacting the New York metro region to a greater degree than Louisiana and Texas. Deposit growth accelerated in the fourth quarter as deposit strategies gained traction. Our deposit strategies focus on strong customer relationships, new products like our “rewards checking,” and the company’s well-known brand gained traction. The company will continue to focus on building and maintaining deposit-led relationships with its commercial, small business and consumer customers across its branch network. Local Banking managed loans grew by approximately $420.2 million in the fourth quarter, as the expected run off of residential mortgage loans was partially offset by growth in the middle market commercial franchise.

The expected addition of Chevy Chase Bank in the first quarter will expand the portfolio of attractive local banking franchises and further improve the company’s core deposit funding base.

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Local Banking reported a net loss for the fourth quarter of 2008 of $6.5 million, down $94.7 million from net income of $88.2 million in the third quarter of 2008. Local Banking for 2008 was $224.6 million.

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The net charge-off rate increased 44 basis points to 90 basis points in the fourth quarter of 2008 from 46 basis points in the third quarter of 2008, while non-performing loans as a percent of loans held for investment of 1.25 percent increased from 0.96 percent at the end of the third quarter of 2008.

•	Loans held for investment of $45.1 billion were up slightly relative to the third quarter of 2008, and up 2.5 percent over year end 2007.

•	Local Banking deposits increased $3.9 billion, or 5 percent, from the third quarter of 2008 to $78.9 billion at December 31, 2008, and increased $5.8 billion, or 8.0 percent, from year end 2007.

National Lending Segment highlights

The National Lending segment contains the results of the company’s U.S. Card, Auto Finance and International Lending businesses. For details on each of these subsegments’ results, please refer to the Financial Supplement.

Economic deterioration intensified during the fourth quarter, driving increasing delinquency and charge-off rates across all of our lending businesses. The fourth quarter charge-off rate in the U.S. Card business was 7.08%, in line with the expectations conveyed last quarter. The company now expects that the U.S. Card charge-off rate for the first quarter of 2009 will be around 8.1%, rather than the mid 7% range previously communicated. The change in outlook is primarily the result of declining balances and adverse credit performance of closed-end, unsecured loans that are included in the U.S. Card subsegment. Auto Finance delinquencies and charge-off rates increased in the quarter as a result of seasonality, economic worsening, declining loan balances, and the impact of sharply falling used car auction prices. Credit trends in the International business reflect increasing economic deterioration in the UK, and relative stability in the Canadian business.

National Lending managed loans did not grow in the fourth quarter, and declined modestly as compared to the prior year. Fourth quarter loan growth in the U.S. Card business was weaker than usual as a result of weak holiday spending. Managed loans in the International business declined by more than $1.5 billion, as a result of foreign exchange rate impacts, as well as lower originations in the UK as the economy there continues to weaken. Managed loans in the Auto Finance business declined by $824.5 million in the quarter as a result of the ongoing repositioning of the business.

The decisions made over the course of the last year to scale back origination volume in the Auto business have led to a reduced estimate of the fair value of the Auto business, and, in turn, recognition that the business can no longer support the full carrying value of goodwill. As a result, the business recorded a $810.9 million non-cash impairment to goodwill.

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Despite significant credit pressures, the U.S. Card business delivered $1.0 billion in net income for the year, the International business remained profitable for the full year 2008, with net income of $67.9 million. As a result of the non-cash goodwill write-down, the Auto Finance business reported a net loss of $958.9 million. In total, the National Lending segment reported net income of $110.0 million.

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National Lending segment revenues of $3.3 billion were down $92.9 million, or 2.7 percent, in the fourth quarter of 2008 compared to the third quarter of 2008, and down $474.8 million, or 12.5 percent, relative to the fourth quarter of 2007. For the full year 2008, revenues of $13.7 billion were essentially flat compared to 2007.

•	The delinquency rate was 5.93 percent as of December 31, 2008, an increase of 50 basis points from 5.43 percent as of September 30, 2008.

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The managed net charge-off rate for the National Lending segment increased 81 basis points in the fourth quarter of 2008 to 6.66 percent from 5.85 percent in the third quarter of 2008. The company expects the U.S. Card charge-off rate to be around 8.1 percent for the first quarter of 2009.

•	Loans held for investment of $101.1 billion were essentially flat relative to the third quarter of 2008 and down 5.0 percent relative to year end 2007.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated January 22, 2009 for estimated loss levels for the twelve months ending December 31, 2009 underlying the provision expense in the fourth quarter of 2008, the projected charge-off rate in the U.S. Card subsegment for the first quarter of 2009 and continued degradation in the economy, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting interest rates and consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Form 10-K for the fiscal year ended December 31, 2007, and reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries collectively had $109 billion in deposits and $147 billion in managed loans outstanding as of December 31, 2008. Headquartered in McLean, VA, Capital One has 738 locations primarily in New York, New Jersey, Texas, and Louisiana. Its principal subsidiaries, Capital One, N.A. and Capital One Bank (USA), N. A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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NOTE: Fourth quarter 2008 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.